Exhibit 99.1

Company Contact: Kevin Clark, CEO, COO and President Telephone: 305-324-2300

FOR IMMEDIATE RELEASE

IVAX DIAGNOSTICS, INC. REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

In first quarter, continues to cut operating loss to almost break-even and increase revenue and gross profit for second consecutive quarter

MIAMI, FL, May 21, 2012 -- IVAX Diagnostics, Inc. (NYSE Amex: IVD), a fully integrated in vitro diagnostics company, reports its financial results for the quarter ended March 31, 2012.

Kevin D. Clark, Chief Executive Officer, Chief Operating Officer and President of IVAX Diagnostics, said, “I am pleased to report a continuation in the first quarter of 2012 of the turnaround we experienced in the fourth quarter of 2011, with a significant year over year reduction in operating loss to almost break-even, resulting from a significant reduction in operating expenses. Our expenses remained under control in the first quarter of 2012 while we prepare our efforts for sales growth. Our cash position has also stabilized with a much lower amount of cash used in operations. Looking ahead into the remainder of 2012, now that we have become much more streamlined, we are continuing to focus on implementing a number of new initiatives in an effort to grow sales and product range, organically as well as inorganically through acquisitions, both in the United States and internationally. These efforts are backed by our previously reported stock purchase agreement and warrant with our principal stockholder, ERBA Diagnostics Mannheim GmbH, which has already provided us with $5.45 million of equity funding and which has agreed to provide us with another $10.0 million pursuant to the stock purchase agreement and which has the right to provide us with an additional $14.55 million pursuant to the warrant.”

Financial Highlights for the Quarter Ended March 31, 2012

In the first quarter of 2012, revenues and gross profit increased and the operating result was almost break-even for the second consecutive quarter.

Net revenues for the first quarter of 2012 were $4,273,000 compared with $4,134,000 in the first quarter of 2011, an increase of $139,000 or 3.4%. The increase in revenue was primarily the result of an increase in reagent and instrument sales in the United States and contract R&D revenue in Italy.

Gross profit for the first quarter of 2012 was $2,122,000, or 49.7% of net revenue, compared with $2,115,000, or 51.2% of net revenue for the first quarter of 2011. The decrease in gross profit margin percentage was principally as a result of an increase in the sale of instruments and contract R&D, which have a lower average margin than reagent sales.

Operating expenses for the first quarter of 2012 decreased to $2,242,000 from $3,123,000 for the first quarter of 2011. Selling expenses decreased mainly due to reduction in workforce and lower selling expenses. General and administrative expenses decreased as a result of reduction in workforce, reduction in leased office space and reduction in provision for doubtful accounts. Research and development expenses decreased due to reduction of research and development activities in the United States and funding of research and development in Italy.

Loss from operations for the first quarter of 2012 was $119,000 compared with the loss from operations of $1,007,000 in the first quarter of 2011. Net loss for the first quarter of 2012 was $79,000, or $0.00 loss per share, compared with a net loss of $1,020,000, or $0.04 loss per share, in the first quarter of 2011. Comprehensive income was $43,000 for the first quarter of 2012 compared with comprehensive loss of $796,000 in the first quarter of 2011.

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: the risks and uncertainties related to the transactions contemplated by IVAX Diagnostics’ stock purchase agreement with ERBA Diagnostics Mannheim GmbH, including that the transactions contemplated to be consummated at the future closings under the stock purchase agreement may not be consummated on the contemplated terms, in the time frame anticipated, or at all, that the warrants may not be exercised, in whole or in part, by ERBA Diagnostics Mannheim, that ERBA Diagnostics Mannheim has the sole discretion regarding its decision of whether or not, and if so when, to exercise the warrants, in whole or in part, and such decision will be based upon considerations ERBA Diagnostics Mannheim deems to be appropriate, which may include, among other things, the future market price of IVAX Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond IVAX Diagnostics’ control, and that, when deciding whether or not, and if so when, to exercise the warrants, in whole or in part, ERBA Diagnostics Mannheim’s interest may conflict with IVAX Diagnostics’ interests; IVAX Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; IVAX Diagnostics’ ability to successfully maintain its cost containment efforts and reduced expenses; IVAX Diagnostics’ ability to successfully achieve sales growth; IVAX Diagnostics’ ability to successfully maintain stability in its cash flows and liquidity position; IVAX Diagnostics’ ability to successfully grow its business, sales and product range in the United States and other markets, whether organically or inorganically through acquisitions, during the anticipated time frame or at all; IVAX Diagnostics’ ongoing initiatives to reduce manufacturing costs, manage operating expenses, increase sales in the United States and other markets and otherwise improve its operating results and performance may not be successful or result in the positive financial impact expected, whether in the time frame anticipated, or at all; IVAX Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve IVAX Diagnostics’ financial condition, operating results or cash position; economic, competitive, political, governmental and other factors affecting IVAX Diagnostics and its operations, markets and products; the success of IVAX Diagnostics’ technological, strategic and business initiatives; IVAX Diagnostics’ ability to achieve cost advantages from its own manufacture of instrument systems, reagents and test kits; voting control of IVAX Diagnostics’ common stock by ERBA Diagnostics Mannheim; conflicts of interest with ERBA Diagnostics Mannheim and with IVAX Diagnostics’ officers, employees and other directors, including, without limitation, directors that are also executive officers of ERBA Diagnostics Mannheim; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

-FINANCIAL TABLES FOLLOW-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	For the Three Months Ended
	March 31,
	2012	2011

Net revenues	$4,273,274	$4,134,357
Cost of sales	2,150,936	2,019,142
Gross profit	2,122,338	2,115,215

Operating expenses:
Selling	970,893	1,225,489
General and administrative	1,075,387	1,347,001
Research and development	195,544	550,235
Total operating expenses	2,241,824	3,122,725

Loss from operations	(119,486)	(1,007,510)

Other income (expense):
Interest income (expense)	(12,366)	(3,391)
Other income (expense), net	81,366	19,192
Total other income (expense), net	68,700	15,801

Loss before income taxes	(50,786)	(991,709)

Provision for income taxes	27,668	28,308

Net loss	(78,454)	(1,020,017)

Other comprehensive income - foreign currency translation adjustments	121,711	224,482

Comprehensive income (loss)	$43,257	$(795,535)

Net loss per share
Basic and diluted	$(0.00)	$(0.04)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
Basic	34,391,554	27,649,887
Diluted	34,391,554	27,649,887

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$3,511,167	$3,653,244
Accounts receivable, net of allowances for doubtful
accounts of $685,315 in 2012 and $716,599 in 2011	6,043,004	5,950,621
Inventories, net	3,681,509	3,830,295
Other current assets	397,332	231,992
Total current assets	13,633,012	13,666,152

Property, plant and equipment, net	1,384,684	1,456,940
Goodwill, net	870,290	870,290
Equipment on lease, net	622,526	674,504
Product license	282,936	282,936
Restricted deposits	118,527	127,859
Other assets	123,752	128,203
Total assets	$17,035,727	$17,206,884

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,029,978	$2,345,838
Capital lease obligation, current	81,493	79,186
Accrued license payable	133,000	129,490
Revolving line of credit	660,995	736,566
Accrued expenses and other current liabilities	1880,353	1,744,221
Total current liabilities	4,785,819	5,035,301

Other long-term liabilities:
Capital lease obligations, noncurrent	-	21,287
Deferred tax liabilities	444,549	428,676
Other long-term liabilities	1,034,830	994,348
Total other long-term liabilities	1,479,349	1,444,311

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 100,000,000 shares,
issued and outstanding 34,391,554 in 2012 and 2011	343,915	343,915
Capital in excess of par value	46,035,037	46,035,037
Accumulated deficit	(35,062,269)	(34,983,815)
Accumulated other comprehensive loss	(546,154)	(667,865)
Total shareholders’ equity	10,770,529	10,727,272
Total liabilities and shareholders’ equity	$17,035,727	$17,206,884

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